EXHIBIT 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Automated Treasury Cash Reserves (the "Fund"), a portfolio of Money Market Obligations Trust (the "Trust"), hereby appoint Nelson W. Winter, Megan W. Clement, Suzanne W. Land, Amy M. Bredl and Maureen A. Ferguson and each of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on November 16, 2006, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PROPOSAL: TO APPROVE OR DISAPPROVE A PROPOSED AGREEMENT AND PLAN OF
          REORGANIZATION PURSUANT TO
          WHICH U.S. TREASURY CASH RESERVES, A PORTFOLIO OF MONEY MARKET
          OBLIGATIONS TRUST,   WOULD ACQUIRE ALL OF THE ASSETS OF AUTOMATED
          TREASURY CASH RESERVES IN EXCHANGE FOR   INSTITUTIONAL SERVICE SHARES
          OF U.S. TREASURY CASH RESERVES TO BE DISTRIBUTED PRO RATA BY AUTOMATED TREASURY CASH RESERVES TO ITS SHAREHOLDERS, IN COMPLETE
          LIQUIDATION AND   TERMINATION OF AUTOMATED TREASURY CASH RESERVES.

     FOR          [   ]

     AGAINST      [   ]

     ABSTAIN      [   ]




                                     YOUR VOTE IS IMPORTANT

                         Please complete, sign and return this card as soon as possible.




                                                 DATED


                                                 SIGNATURE




Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.